Exhibit 10.1



                            STOCK PURCHASE AGREEMENT

   This STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of January 16, 2007, is entered into by and among DRAGON INTERNATIONAL GROUP CORP., a company organized under the laws of Nevada ("Buyer"), and WELLTON INTERNATIONAL FIBER CORP., a corporation organized under the laws of the British Virgin Islands (the "Company"). Buyer and the Company are sometimes referred to herein as a "Party" and collectively as the "Parties". Defined terms used herein not otherwise defined shall have the meanings ascribed to them in Article VIII hereof.

                                    Recitals

   WHEREAS, Buyer desires to purchase from the Company, and the Company desires to sell to Buyer, fifty-one (51%) percent of the Company's issued and outstanding shares of common stock (the "Common Stock");

   WHEREAS, the Parties intend and contemplate that the stock purchase and the other transactions contemplated by this Agreement and the related Documents (as defined herein) (collectively, the "Transactions") will be consummated as of the Closing Date (as defined herein).

   NOW, THEREFORE, in consideration of these premises and the mutual agreements, covenants, representations and warranties herein contained, the Parties hereby agree as follows:

ARTICLE I
                           PURCHASE AND SALE OF STOCK


1.1      Stock Purchase.

   At the Closing and subject to the terms and conditions of this Agreement, Buyer shall purchase from the Company and the Company shall sell to Buyer, an amount of shares of Common Stock aggregating fifty-one (51%) percent of the Company's Common Stock as determined on the Closing Date.

ARTICLE II
                     CLOSING; STOCK PURCHASE CONSIDERATION;
                              DELIVERIES AT CLOSING

2.1      Closing.

   The closing of the Transactions contemplated by this Agreement and the Documents (collectively, the "Closing") shall take place at the offices of Ellenoff Grossman & Schole, LLP, or such other place as the Parties hereto may agree upon, on or before March 31, 2007 or such later date as the Parties hereto may agree. The date of the Closing is referred to herein as the ("Closing Date").

2.2      Stock Purchase Consideration and Adjustment.

(a) Purchase Price. The aggregate consideration to be paid by Buyer for the Common Stock ("Purchase Price") will amount to fifty-one (51%) percent of the audited net tangible asset value of the Company as reflected on the Company's audited financial statements for the year ended December 31, 2006 (the "Audited Financials"); such Purchase Price to be paid in shares of restricted stock of the Buyer (the "Consideration Stock") the valuation for which will be calculated pursuant to section 2.2(b) hereof. In no event will the value of the Consideration Stock exceed $1,500,000; and

(b) Consideration Stock Valuation. For purposes of Section 2.2(a) hereof, the number of shares of Consideration Stock to be issued by the Buyer shall be computed by dividing the aggregate Purchase Price by the closing price of Buyer's common stock on the date that is ten (10) calendar days prior to the Closing Date or, if such date is not a business day, then on the business day immediately preceding such date.

2.3      Deliveries at the Closing.

(a) At the Closing, the Company shall deliver or cause to be delivered to Buyer:

          (i) the stock certificate(s) representing fifty-one (51%) percent of the issued and outstanding Common Stock of Company;

         (iii) such other documents and instruments reasonably requested by Buyer in connection with the Transactions.

(b) At the Closing, Buyer shall deliver or cause to be delivered to the Company:

           (i) the Consideration Stock as provided in Section 2.2(a)(i);

           (ii) such other documents and instruments reasonably requested by the Company in connection with the Transactions.

ARTICLE III
                         CONDITIONS TO CLOSING OF BUYER

   The obligations of Buyer to consummate the transactions to be performed by it in connection with the Closing are subject to satisfaction of the following conditions as of the Closing Date:

3.1      Closing Deliveries.

   All of the deliveries required to be made by the Company at the Closing pursuant to Section 2.3(a) shall have been made.

3.2      Representations and Warranties; Agreements and Covenants.

   The representations and warranties of the Company set forth in Article V shall be true and correct in all material respects as of the date hereof and the Closing Date, except, in each case, where the failure to be so true and correct in all material respects would not materially delay or prevent the consummation of the Transactions. The Company shall have performed all its agreements and covenants hereunder.

3.3      Proceedings.

   No statute, rule, regulation, Order, decree, or injunction shall have been enacted, entered, promulgated or enforced by any Court or Governmental Entity which prohibits or restricts the consummation of the stock purchase or the other Transactions contemplated by this Agreement or the Documents.

3.4      Consents.

         All consents by third parties (including Governmental Entities, if any) shall have been obtained that are required for the consummation of the Transactions as contemplated hereby. All Permits and Licenses necessary for the operation of the Business by Buyer after the Closing shall have been obtained by Buyer at Buyer's sole expense and shall be in full force and effect.

3.5      Authorization.

   All authorization and other proceedings taken or required to be taken by the Company in connection with the Transactions contemplated by this Agreement and the Documents, or to be consummated at or prior to the Closing shall have been taken and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyer.

3.6      Documents.

   All of the Documents shall have been duly executed and delivered by the Company and shall be in full force and effect.

3.7      Company Financials.

         This agreement shall be conditional upon the engagement by Company and Dragon of an SEC approved auditor.

3.8      Satisfactory Due Diligence.

         The results of Buyer's due diligence review of Company and the Business shall be satisfactory to Buyer.

ARTICLE IV
                      CONDITIONS TO CLOSING OF THE COMPANY

   The obligations of the Company to consummate the transactions to be performed by it in connection with the Closing are subject to satisfaction of the following conditions as of the Closing Date:

4.1      Closing Deliveries.

   All of the deliveries required to be made by Buyer at the Closing pursuant to
Section 2.3(b) shall have been made.

4.2      Representations and Warranties; Agreements and Covenants.

   The representations and warranties of Buyer set forth in Article VI shall be true and correct in all material respects as of the date hereof and the Closing Date, other than such representations and warranties as are specifically made as of another date, which shall be true and correct in all material respects as of such date, except, in each case, where the failure to be so true and correct in all material respects would not materially delay or prevent the consummation of the Transactions. Buyer shall have performed all its agreements and covenants hereunder.

4.3      Proceedings.

   No statute, rule, regulation, Order, decree, or injunction shall have been enacted, entered, promulgated or enforced by any Court or Governmental Entity which prohibits or restricts the consummation of the stock purchase or the other Transactions contemplated by this Agreement or the Documents.

4.4      Authorization.

   All authorization and other Proceedings taken or required to be taken by Buyer in connection with the Transactions contemplated by this Agreement and the Documents, or to be consummated at or prior to the Closing shall have been taken and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company.

4.5      Documents.

   All of the Documents shall have been duly executed and delivered by Buyer and shall be in full force and effect.

4.7      Shareholder Approval.

   The Transaction shall have been approved by the Company's shareholders pursuant to the Law and such approval shall be reasonably satisfactory in form and substance to the Company.

ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   The Company hereby represents and warrants to Buyer as follows:

5.1      Organization; Capitalization; Ownership.

(a) Company is a corporation duly organized, validly existing and in good standing under the Laws of the state or country of its organization, and is qualified to do business in every jurisdiction in which the failure to so qualify could have a Material Adverse Effect on it. Company has no subsidiaries, whether wholly or partially owned.

(b) The entire authorized capital stock of Company consists of (i) 50,000 shares of Common Stock, of which 50,000 shares of Common Stock are issued and outstanding and (ii) no shares of preferred stock. All of the issued and outstanding Common Stock have been duly authorized, are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Company.

(c) The Common Stock is free and clear of any restrictions on transfer (other than any restrictions under the Securities Act, and state securities Laws), Taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands.

5.2      Authorization of Transactions.

   Upon execution and delivery by the Company, this Agreement is and each Document to which the Company is a party will constitute the valid and legally binding obligation of the Company hereto, enforceable against the Company in accordance with its terms and conditions, subject to (a) judicial principles limiting the availability of specific performance, injunctive relief and other equitable remedies, and (b) bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect generally relating to or affecting creditors' rights.

5.3      Non-contravention.

   to the Company's Knowledge, neither the execution, delivery and performance of the Documents nor the consummation of the Transactions as contemplated by the Documents by the Company shall (a) violate any Law to which Company, or the Business is subject, (b) violate any provision of the governing documents of Company, or (c) as of the Closing Date, result in the imposition of any Lien upon any of the assets of the Business.

5.4      Financial Statements; Assets and Liabilities.

         The financial statements as they relate to Company are materially accurate representations of the financial condition of Company during the period reported. Such financial statements have been prepared in accordance with GAAP (except as provided in Section 5.12 below). The financial statements of Company described herein are collectively referred to as "Company Financial Statements".

5.5      Creditors; Bankruptcy, Etc.

   Company is not a party to any proceeding as a debtor in any Court under Title 11 of the United States Bankruptcy Code or any other insolvency or debtors' relief act, whether state or federal, or for the appointment of a trustee, receiver, liquidator, assignee, sequestrator or other similar official of Company or for a substantial part of any of its assets or property.

5.6      Legal Compliance; Permits; Licenses.

                           (a) Company has complied with and is in compliance in
all material respects with all applicable Laws, Environmental and Safety Requirements, Orders and Permits, except where the failure to comply would not have a Material Adverse Effect upon the financial condition of Company, and no Proceeding is pending or, to the Company's Knowledge, threatened, alleging any failure to so comply.

                           (b) Company is not subject to any litigation,
Proceeding or claim with respect to the Business nor has Company, to the Company's Knowledge, received any notice of any pending or threatened litigation, Proceeding or claim with respect to the Business to the effect that Company is or may be liable to any Person or entity, or responsible or potentially responsible for the costs of any remedies or removal action or other cleanup costs, as a result of noncompliance with any Environmental or Safety Requirements. To the Company's Knowledge, there is no past or present action, activity, condition or circumstance that could be expected to give rise to any such Liability on the part of Company to any Person or entity for such cleanup costs or arising from or due to any unsafe or dangerous condition.

                           (c) To the Company's Knowledge, Company has obtained
all licenses, certificates of authority, Permits, authorizations, Orders and approvals of, and has made all registrations or filings with, all Governmental Entities as required or desirable in connection with the conduct of its business other than licenses, certificates, Permits, authorizations, Orders, approvals, registrations or filings that if not obtained or made would not have Material Adverse Effect on the financial condition of Company (collectively, the "Licenses"). To the Company's Knowledge, Company is not transacting any business in any jurisdiction in which it is not authorized or permitted to transact such business except where the failure to obtain such authorization or permission will not have a Material Adverse Effect on the Company. To the Company's Knowledge, all Licenses are valid and in full force and effect.

5.7      Contracts.

   As of the date of this Agreement, Company Contracts are valid, binding and enforceable in accordance with their terms and are in full force and effect against Company and, to the Knowledge of the Company, the other parties thereto, subject to (a) judicial principles limiting the availability of specific performance, injunctive relief and other equitable remedies, and (b) bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect generally relating to or affecting creditors' rights. Notwithstanding the foregoing, the Company does not represent and warrant that Company Contracts shall remain in full force and effect after the Closing Date. In consideration of the above, Buyer hereby acknowledges that Company may not be able to conduct the Business it currently conducts prior to the Closing after the Closing Date.

5.8      Litigation.

   There are no Proceedings current, pending or, to the Knowledge of the Company, threatened against the Company that (i) seek to restrain or enjoin the consummation of the Transactions, or (ii) could reasonably be expected to have a Material Adverse Effect on Company.

5.9      Investment.

         The Company is acquiring the Consideration Stock for its own account, and not as a nominee or agent for any other person, is not participating directly or indirectly in the underwriting of any such distribution or transfer of the Consideration Stock nor will the Company act in any way that would deem the Company an underwriter, within the meaning of the Securities Act. The Company is not acquiring the Consideration Stock with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act. The Company understands, acknowledges and agrees that the Consideration Stock have not been registered under the Securities Act or applicable state securities laws, and may not be sold or otherwise transferred by the Company to a Person unless the Consideration Stock has been registered under the Securities Act and applicable state securities laws or is sold or transferred in a transaction exempt therefrom. The Company understands that no public market now exists for any of the Consideration Stock. The Company has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its purchase of the Consideration Stock. The Company is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. The Company acknowledges that Buyer has made available to the Company the opportunity to ask questions and to receive answers, and to obtain information necessary to evaluate the merits and risks of a purchase of the Consideration Stock and to verify the accuracy of any information, documents, financial statements, projections, records and books made available by Buyer. The Company has been represented by such advisors, each of whom has been personally selected by the Company, as the Company has found necessary to consult concerning the transaction contemplated hereby.

5.10     Brokers.

   The Company has not incurred any obligation to any broker or finder in connection with the Transactions.

5.11     Required Government Consents.

   No approval, authorization, certification, consent, variance, permission, License, or Permit to or from, or notice, filing or recording to or with any government or Governmental Entity is necessary to consummate the contemplated Transactions.

5.12     Tax Matters.

                           (a) (i) all Tax Returns which are required to be
filed on or before the Closing Date (taking into account any applicable filing extensions) by or with respect to Company has been or will be duly and timely filed, (ii) all information provided in each such Tax Return is true, correct and complete, except to the extent a reserve for Taxes has been established in the Company Financial Statements, and (iii) all withholding Tax requirements imposed on or with respect to Company have been or will be satisfied in full.

                           (b) No claim against Company for any Taxes, and no
assessment, deficiency or adjustment has been asserted or, to the Knowledge of the Company, proposed with respect to any Tax Return of or with respect to Company.

5.13     Title to Property.

   Company's properties are not subject to any mortgage, encumbrance or Lien of any kind as of the Closing Date.

ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF BUYER

   Buyer hereby represents and warrants to the Company as follows:

6.1      Organization; Ownership.

   Buyer is a company duly incorporated, validly existing and in good standing under the Laws of Nevada. As of January 16, 2007, Buyer has authorized capital stock consisting of 200,000,000 common stock, par value $.001 per share, of which 74,733,643 shares of common stock are issued and outstanding.

6.2      No Restrictions Against Transactions.

   Neither the execution, delivery and performance of the Documents nor the consummation of the Transactions contemplated thereby, nor compliance by Buyer with any of the provisions thereof (in each case, as applicable), will (i) violate, conflict with, or result in a material breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any of the terms, conditions or provisions of the governing documents of Buyer, or under any note, bond, mortgage, indenture, deed of trust or other agreement, contract or instrument to which Buyer is bound, or by which Buyer or any of its properties or assets may be bound or affected, which in either case would prevent the consummation by Buyer of the Transactions contemplated hereby or by the Documents, or (ii) violate any Law applicable to Buyer or any of its properties or assets which would prevent consummation by Buyer of the Transactions contemplated by the Documents. No consent or approval by, notice to, or registration with, any Governmental Entity or any Person is required on the part of Buyer in connection with the execution and delivery of the Documents or the consummation by Buyer of the Transactions contemplated thereby which would prevent consummation by Buyer of the Transactions contemplated by the Documents.

6.3      No Brokers.

     Buyer has not incurred any obligation to any broker or finder in connection with the Transactions.

6.4      Investment.

   Buyer is acquiring the Common Stock for its own account, and not as a nominee or agent for any other person, is not participating directly or indirectly in the underwriting of any such distribution or transfer of the Common Stock nor will Buyer act in any way that would deem Buyer an underwriter, within the meaning of the Securities Act. Buyer is not acquiring the Common Stock with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act. Buyer understands, acknowledges and agrees that the Common Stock have not been registered under the Securities Act or applicable state securities laws, and may not be sold or otherwise transferred by Buyer to a Person unless the Common Stock have been registered under the Securities Act and applicable state securities laws or are sold or transferred in a transaction exempt therefrom. Buyer understands that no public market now exists for any of the Common Stock. Buyer has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its purchase of the Common Stock. Buyer is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. Buyer acknowledges that the Company has made available to Buyer the opportunity to ask questions and to receive answers, and to obtain information necessary to evaluate the merits and risks of a purchase of the Common Stock and to verify the accuracy of any information, documents, financial statements, projections, records and books made available by Company. Buyer has been represented by such advisors, each of whom has been personally selected by Buyer, as Buyer has found necessary to consult concerning the transaction contemplated hereby.

ARTICLE VII
                           SURVIVAL; INDEMNIFICATION;
                      ADDITIONAL AGREEMENTS OF THE PARTIES

7.1      Survival; Time to Assert Claims.

(a) Survival. Subject to Section 7.1(b) hereinbelow, the representations, warranties and indemnification of the Parties set forth in this Agreement, or in any certificate or other writing delivered in connection with this Agreement, shall survive the Closing and the consummation of the Transactions contemplated hereby until 11:59 P.M. (Eastern time) on the six (6) month anniversary of the Closing Date. The covenants and agreements of the Parties set forth in this Agreement which are not to be fully performed on the Closing Date shall survive the Closing until fully performed or fulfilled, unless non-compliance with such covenants or agreements is waived in writing by the Party entitled to such performance.

(b) Time to Assert Claims. Any claim asserted pursuant to Section 7.2 for a breach by a Party or any inaccuracy of a representation, warranty, covenant or agreement of another Party contained herein must be asserted by written notice given by one Party to the other on or before 11:59 P.M. (Eastern time) on the six (6) month anniversary of the Closing Date. The limitation on the time during which indemnification may be asserted, sought or obtained shall be extended if a notice of a claim shall have been timely given pursuant to this Section 7.1(c), until the related claim for indemnification has been satisfied or otherwise resolved as provided in this Article VII.

(c) Adjustment to Purchase  Price.  All indemnification  payments  under
Section 7.2 will be deemed  adjustments  to the Purchase Price.

(d) Limitation. Notwithstanding anything to the contrary contained herein, the Company shall not be required to indemnify Buyer Indemnitees (as defined below) and Buyer Indemnitees may not seek indemnification under Section 7.2(a) for Damages exceeding (whether singularly or in the aggregate) the sum of $1,000,000 less an amount equal to the dollar amount of any claims previously paid by the Company to Buyer Indemnitees under this Section 7. Notwithstanding anything to the contrary contained herein, the Buyer Indemnitees shall not be entitled to receive indemnification under Section 7.2(a) until the Damages, individually or in the aggregate, exceed $100,000.

(e) Buyer's Actual Knowledge of Claim. Buyer is not aware of any facts or circumstances that would serve as the basis for a claim by Buyer against the Company based upon a breach of any of the representations and warranties of the Company contained in this Agreement. Buyer shall be deemed to have waived in full the right to assert any claim against the Company for any breach of any of the Company's representations and warranties of which Buyer has such awareness at the Closing.

7.2      Indemnification; Indemnification Procedures.

(a) Indemnification by the Company. The Company shall indemnify, save and hold harmless Buyer, its Affiliates and their respective stockholders, directors, officers, employees and agents (collectively "Buyer Indemnitees") from and against any and all costs, losses, Liabilities, damages, lawsuits, deficiencies, claims and expenses (whether or not arising out of third-party claims), including, without limitation, interest, penalties, travel expenses, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Damages"), incurred in connection with or arising out of or resulting from any breach of any representation, warranty, covenant or agreement, or the inaccuracy of any representation or warranty, made by the Company, in or pursuant to this Agreement or the Documents.

(b) Indemnification by Buyer. Buyer shall indemnify, save and hold harmless the Company and its Affiliates and their respective stockholders, directors, officers, employees and agents, as the case may be from and against any and all Damages incurred in connection with or arising out of or resulting from any breach of any representation, warranty, covenant or agreement, or the inaccuracy of any representation or warranty, made by Buyer, in or pursuant to this Agreement or the Documents.

(c) "Damages" Further Defined. The term "Damages" as used in this Section 7.2 is not limited to matters asserted by third parties against a Party, but includes Damages incurred or sustained by a Party in the absence of third party claims.

(d) Defense and Payment of Claims.

                  (i) Promptly after receipt by a Party entitled to indemnity under Sections 7.2(a) or 7.2(b)(an "Indemnified Party") of notice of the assertion of a claim by a Person who is not a Party (a "Third Party Claim") against it, such Indemnified Party shall give notice to the Party obligated to indemnify under such Section (an "Indemnifying Party") of the assertion of such Third Party Claim, provided that the failure to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the defense of such Third Party Claim is prejudiced by the Indemnified Party's failure to give such notice.


                  (ii) If an Indemnified Party gives notice to the Indemnifying Party pursuant to Section 7.2(d)(i) of the assertion of a Third Party Claim, the Indemnifying Party shall be entitled to participate in the defense of such Third Party Claim and, to the extent that it wishes unless (i) the Indemnifying Party is also a Person against whom the Third Party Claim is made and the Indemnified Party determines in good faith that joint representation would be inappropriate or (ii) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend such Third Party Claim and provide indemnification with respect to such Third Party Claim), to assume the defense of such Third Party Claim with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such Third Party Claim, the Indemnifying Party shall not, so long as it diligently conducts such defense, be liable to the Indemnified Party under this Section 7 for any fees of other counsel or any other expenses with respect to the defense of such Third Party Claim, in each case subsequently incurred by the Indemnified Party in connection with the defense of such Third Party Claim, other than reasonable costs of investigation. If the Indemnifying Party assumes the defense of a Third Party Claim, (i) such assumption will conclusively establish for purposes of this Agreement that the claims made in that Third Party Claim are within the scope of and subject to indemnification, and (ii) no compromise or settlement of such Third Party Claims may be effected by the Indemnifying Party without the Indemnified Party's consent unless (A) there is no finding or admission of any violation of Law or any violation of the rights of any Person, (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party, and (C) the Indemnified Party shall have no liability with respect to any compromise or settlement of such Third Party Claims effected without its or his consent. If notice is given to an Indemnifying Party of the assertion of any Third Party Claim and the Indemnifying Party does not, within ten (10) business days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its or his election to assume the defense of such Third Party Claim, the Indemnifying Party will be bound by any determination made in such Third Party Claim or any compromise or settlement effected by the Indemnified Party.

                  (iii) Notwithstanding the foregoing, if counsel for an Indemnified Party determines in good faith that there is a reasonable probability that a Third Party Claim may adversely affect it other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise or settle such Third Party Claim, but the Indemnifying Party will not be bound by any determination of any Third Party Claim so defended for the purposes of this Agreement or any compromise or settlement effected without its or his consent (which may not be unreasonably withheld).

                  (iv) With respect to any Third Party Claim subject to indemnification under this Section 7, (i) both the Indemnified Party and the Indemnifying Party, as the case may be, shall keep the other Party fully informed of the status of such Third Party Claim and any related Proceedings at all stages thereof where such Party is not represented by its own counsel, and
(ii) the Parties agree (each at its or his own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third Party Claim.

                           (e) Other Claims. A claim for indemnification for any
matter not involving a Third Party Claim may be asserted by notice to the Party from whom indemnification is sought and shall be paid promptly after such notice.

7.3      Further Assurances.

   Subject to the terms and conditions herein provided, the Parties shall do or cause to be done all such acts and things as may be necessary, proper or advisable, consistent with all applicable Laws, to consummate and make effective the Transactions as soon as reasonably practicable.

7.7               Termination Events.

         By notice given prior to or at the Closing and subject to Section 7.7, this Agreement may be terminated as follows:

(a) by Buyer if any condition in Article III has not been satisfied as of the Closing Date or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement), and Buyer has not waived such condition on or before such date;

(b) by the Company if any condition in Article IV has not been satisfied as of the Closing Date or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of the Company to comply with its obligations under this Agreement), and the Company has not waived such condition on or before such date; or

(c) by mutual consent of Buyer and the Company.

7.8      Effect of Termination.

         Each Party's right of termination under Section 7.7 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 7.7, all obligations of the Parties under this Agreement will terminate, except that the obligations of the Parties in this Section 7.8 and Article IX will survive, provided, however, that, if this Agreement is terminated because of a breach of this Agreement by the non-terminating Party or because one or more of the conditions to the terminating Party's obligations under this Agreement is not satisfied as a result of the other Party's failure to comply with its obligations under this Agreement, the terminating Party's right to pursue all legal remedies will survive such termination unimpaired.

ARTICLE VIII
                                   DEFINITIONS

   For purposes of this Agreement, the following terms shall have the meanings set forth below:

   "Affiliate" means with respect to any Person, any Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, another Person.

   "Business" shall mean the importation of paper pulp business as engaged in by Company.

   "Buyer" has the meaning set forth in the preamble.

   "Closing" has the meaning set forth in Section 2.1.

   "Closing Date" has the meaning set forth in Section 2.1.

   "Code" means the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

   "Common Stock" has the meaning set forth in the Recitals.

   "Company" has the meaning set forth in the preamble.

   "Company Contracts" means all of Company's interest and rights in and to the agreements, contracts, commitments, arrangements and proposals to which Company is a party or by which its assets are bound and all sale or supply orders entered into or received by Company in the Ordinary Course, employment agreements and all other agreements of Company.

   "Company Financial Statements" has the meaning set forth in Section 5.4.

   "Consideration Stock" has the meaning set forth in Section 2.2(a).

   "Control" means, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

   "Court" means any court or arbitration tribunal of the United States, any state and any political subdivision thereof.

   "Damages" has the meaning set forth in Section 7.2(a).

   "Documents" means this Agreement and exhibits attached thereto.

   "Environmental and Safety Requirements" means all Laws, Orders, contractual obligations and all common law concerning public health and safety, worker health and safety, pollution, or protection of the environment, including, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, including, but not limited to, the Solid Waste Disposal Act, as amended, 42 U.S.C. ss.ss. 6901, et seq., the Clean Air Act, as amended, 42 U.S.C. ss.ss. 7401 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.ss. 1251 et seq., the Emergency Planning and Community Right-to-Know Act, as amended, 42 U.S.C. ss.ss. 11001 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. ss.ss. 9601 et seq., the Hazardous Materials Transportation Uniform Safety Act, as amended, 49 U.S.C. ss.ss. 1804 et seq., the Occupational Safety and Health Act of 1970, in each case whenever enacted or amended, and the rules and regulations promulgated thereunder.

   "GAAP" means United States generally accepted accounting principles, applied on a consistent basis.

   "Governmental Entity" means any Court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, federal, state, county or local.

   "Knowledge", "knowledge", "known" or other similar words means (i) in the case of the Company, the actual awareness of the Company's senior executives of a fact or matter after conducting reasonable inquiry about the accuracy of any representation or warranty of the Company contained in this Agreement or (ii) in the case of Buyer, the actual awareness of Buyer's senior executives of a fact or matter after conducting reasonable inquiry about the accuracy of any representation or warranty of Buyer contained in this Agreement.

   "Law" means any constitution, law, statute, treaty, rule, directive, requirement or regulation or Order of any Governmental Entity.

   "Liability" means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

   "Licenses" has the meaning set forth in Section 5.6(c).

   "Lien" means any security interest, pledge, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sales and title retention agreement (including any lease in the nature thereof), charge, encumbrance, easements, reservations, restrictions, clouds, rights of first refusal or first offer, options, or other similar arrangement or interest in real or personal property.

   "Material Adverse Effect" means, any change, condition, circumstance, event or effect that, individually or in the aggregate with all other changes, conditions, circumstances, events or effects, is or is reasonably likely to have a material adverse effect on the business, assets, financial condition or results of operations of a Person taken as a whole; provided, that none of the following, individually or in the aggregate, shall be deemed to have a Material Adverse Effect itself or be considered in any determination as to whether a Material Adverse Effect has occurred or is continuing: (i) any change, event or effects arising out of or resulting from changes in or affecting the (x) beverage distribution industry generally, and (y) the financial, banking, currency or capital markets in general, (ii) any change, event or effect resulting from the entering into or public announcement of the transactions contemplated by this Agreement and (iii) any change, event or effect resulting from any act of terrorism, commencement, escalation, continuation or cessation of armed hostilities. Further, no event or condition that results primarily from such events shall be deemed to have, individually or in the aggregate, a Material Adverse Effect.

   "Order" means judgment, writ, decree, compliance agreement, injunction or order of any Governmental Entity or arbitrator.

   "Ordinary Course" means an action taken by a Person will be deemed to have been taken in the ordinary course of such Person's business only if that action is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person.

   "Party" and "Parties" have the meanings set forth in the preamble.

   "Permits" means all material permits, licenses, authorizations, registrations, franchises, approvals, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Entities under which Company is operating or bound.

   "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity (or any department, agency, or political subdivision thereof).

   "Proceeding" means any action, suit, proceeding, complaint, charge, hearing, inquiry or investigation before or by a Governmental Entity or arbitrator.

   "Purchase Price" has the meaning set forth in Section 2.2(a).

   "Securities Act" means the Securities Act of 1933, as amended.

   "Tax" means, with respect to any Person, (a) all income taxes
(including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such Person (if any) and (b) any Liability for the payment of any amount of the type described in the immediately preceding clause (a) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable Law) of another entity or a member of an Affiliated or combined group. Notwithstanding the foregoing, solely for purposes of Section 5.11, Tax (and the correlative meaning, "Taxes") shall not include any amount to the extent that (A) a Lien, claim or encumbrance cannot be placed upon any of the assets of Company with respect to such amount and (B) neither Buyer nor any Affiliates of either such entity can be made directly or indirectly liable with respect to such amount.

   "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any attachment thereto, and including any amendment thereof.

   "Transactions" has the meaning set forth in the Recitals.

ARTICLE IX
                                  MISCELLANEOUS

9.1      No Third Party Beneficiaries.

   This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors, permitted assigns, personal representatives, heirs and estates, as the case may be.

9.2      Entire Agreement.
   This Agreement and the Documents referred to herein constitute the entire agreement among the Parties and supersedes any prior or contemporaneous understandings, agreements or representations by or among the Parties, written or oral, which may have related in any way to the subject matter of any Document.

9.3      Successors and Assigns.

   This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, permitted assigns, personal representatives, heirs and estates. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

9.4      Notices.

   All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the Party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective Parties at the addresses set forth below:



           If to Buyer:                                     If to the Company:
           Dragon International Group Corp.                 Wellton International Fiber Corp.
           Building 14, Suite A09                           12/f, Wah Hing Conun Centre, 383 Shanghai St.
           International Trading Center                     KLN, HongKong
           29 Dongdu Road                                   TEL: 852-26260115
           Ningbo, China 315000                             fax: 852-26260685
           Telephone:        (86) 574-56169308              E-mail: wellton@wellton.com.hk

           Facsimile:                                       Attention: Kungming Kuo
           Attention:  David Wu
           With copy to:
           Ellenoff Grossman & Schole LLP
           370 Lexington Avenue
           New York, New York  10017
           Telephone:  (212) 370-1300
           Facsimile:  (212) 370-7889
           Attention:  David Selengut, Esq.


   Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

9.5      Governing Law.

   This Agreement shall be governed by, and construed and enforced in accordance with and subject to, the Laws of the State of Nevada without giving effect to the principles of conflicts of Law.

9.6      Modification, Amendments and Waiver.

   No modification, amendment or waiver of any provision of this Agreement shall be valid unless the same shall be approved in writing and signed by all of the Parties. No such waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

9.7      Construction.

   The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Whenever appropriate in the context, terms used in this Agreement in the singular also include the plural, and vice versa, and each masculine, feminine or neuter pronoun shall also include the other genders. Unless otherwise expressly stated herein, all references to the term "including" shall be deemed to be interpreted as meaning "including, without limitation". Unless otherwise expressly stated herein, all references to the phrase "applicable law" shall be deemed to include provisions of rules and regulations promulgated under applicable Law. Except as otherwise expressly provided herein, all references herein to any contract, agreement, Law, rule, regulation or other document shall refer to such contract, agreement, Law, rule, regulation or other document as amended from time to time.

9.8      Severability.

   It is the desire and intent of the Parties that the provisions of this Agreement be enforced to the fullest extent permissible under the Laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. In the event the invalid, illegal or unenforceable provision is material in the context of this Agreement, the Parties shall in good faith agree to a mutually satisfactory replacement which accomplishes, to the extent possible, the original business purpose and intent of the invalid, illegal or unenforceable provision in a valid and enforceable manner.

9.9      Waiver of Jury Trial.

   EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT.

9.10     Specific Performance and Arbitration.

                  (a) Except as otherwise provided in Section 9.12(b) hereinbelow, Buyer and the Company hereby irrevocably and unconditionally submit to resolution of any and all controversies, disputes or claims arising out of, or relating to, this Agreement to arbitration in New York, New York, in accordance with the arbitration rules of the American Arbitration Association. The Parties shall agree on a panel of 1 to 3 arbitrator(s) and judgment upon the award rendered by the arbitrator(s) may be entered in any court having competent jurisdiction thereof.

         (b) Notwithstanding the commencement of arbitration under this Section 9.12, at any time either Party may proceed directly to a court of competent jurisdiction for any available injunctive or other equitable remedy. The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at Law in the event that any of the provisions of this Agreement or the Documents were not performed in accordance with their specific terms or were otherwise breached. The Parties further agree that such equitable remedies will be cumulative and not exclusive and will be in addition to any other remedies that the Parties may have under this Agreement or the Law.

                  9.14     Headings.

   The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  9.15     Counterparts.

   This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


   IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.


COMPANY:

WELLTON INTERNATIONAL FIBER CORP.


By: /s/ Kungming Kuo
---------------------
     Kungming Kuo
       CEO:



BUYER:

DRAGON INTERNATIONAL GROUP CORP.


By: /s/ David Wu
---------------------
       David Wu:
       CEO:

                                  Schedule 9.9

                                 Press Releases
1. Press Release issued January 16, 2007 at 8:00am EST with Dateline "Ningbo, China."